Exhibit 5.1

MARTIN LIPTON
HERBERT M. WACHTELL
THEODORE N. MIRVIS
EDWARD D. HERLIHY
DANIEL A. NEFF
ANDREW R. BROWNSTEIN
MARC WOLINSKY
STEVEN A. ROSENBLUM
JOHN F. SAVARESE
SCOTT K. CHARLES
JODI J. SCHWARTZ
ADAM O. EMMERICH
RALPH M. LEVENE
RICHARD G. MASON
DAVID M. SILK
ROBIN PANOVKA
DAVID A. KATZ
ILENE KNABLE GOTTS
JEFFREY M. WINTNER
TREVOR S. NORWITZ
BEN M. GERMANA
ANDREW J. NUSSBAUM
RACHELLE SILVERBERG

STEVEN A. COHEN
DEBORAH L. PAUL
DAVID C. KARP
RICHARD K. KIM
JOSHUA R. CAMMAKER
MARK GORDON
JOSEPH D. LARSON
JEANNEMARIE O’BRIEN
WAYNE M. CARLIN
STEPHEN R. DiPRIMA
NICHOLAS G. DEMMO
IGOR KIRMAN
JONATHAN M. MOSES
T. EIKO STANGE
JOHN F. LYNCH
WILLIAM SAVITT
ERIC M. ROSOF
GREGORY E. OSTLING
DAVID B. ANDERS
ANDREA K. WAHLQUIST
ADAM J. SHAPIRO
NELSON O. FITTS
JOSHUA M. HOLMES
51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000
DAVID E. SHAPIRO
DAMIAN G. DIDDEN
IAN BOCZKO
MATTHEW M. GUEST
DAVID E. KAHAN
DAVID K. LAM
BENJAMIN M. ROTH
JOSHUA A. FELTMAN
ELAINE P. GOLIN
EMIL A. KLEINHAUS
KARESSA L. CAIN
RONALD C. CHEN
GORDON S. MOODIE
DONGJU SONG
BRADLEY R. WILSON
GRAHAM W. MELI
GREGORY E. PESSIN
CARRIE M. REILLY
MARK F. VEBLEN
VICTOR GOLDFELD
BRANDON C. PRICE
KEVIN S. SCHWARTZ
MICHAEL S. BENN

SABASTIAN V. NILES
ALISON ZIESKE PREISS
TIJANA J. DVORNIC
JENNA E. LEVINE
RYAN A. McLEOD
ANITHA REDDY
JOHN L. ROBINSON
JOHN R. SOBOLEWSKI
STEVEN WINTER
EMILY D. JOHNSON
JACOB A. KLING
RAAJ S. NARAYAN
VIKTOR SAPEZHNIKOV
MICHAEL J. SCHOBEL
ELINA TETELBAUM
ERICA E. BONNETT
LAUREN M. KOFKE
ZACHARY S. PODOLSKY
RACHEL B. REISBERG
MARK A. STAGLIANO

GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) LEONARD M. ROSEN (1965-2014) OF COUNSEL
MARTIN J.E. ARMS
MICHAEL H. BYOWITZ
KENNETH B. FORREST
SELWYN B. GOLDBERG
PETER C. HEIN
MEYER G. KOPLOW
LAWRENCE S. MAKOW
DOUGLAS K. MAYER
PHILIP MINDLIN
DAVID S. NEILL
HAROLD S. NOVIKOFF
LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON
PATRICIA A. ROBINSON*
ERIC M. ROTH
PAUL K. ROWE
DAVID A. SCHWARTZ
MICHAEL J. SEGAL
ELLIOTT V. STEIN
WARREN R. STERN
LEO E. STRINE, JR.
PAUL VIZCARRONDO, JR.
PATRICIA A. VLAHAKIS
AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA AMANDA K. ALLEXON LOUIS J. BARASH OLIVER J. BOARD FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA	ADAM M. GOGOLAK NANCY B. GREENBAUM MARK A. KOENIG J. AUSTIN LYONS ALICIA C. McCARTHY PAULA N. RAMOS NEIL M. SNYDER S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER

May 8, 2020

Designer Brands Inc.
810 DSW Drive
Columbus, Ohio 43219

Re:  Registration Statement on Form S-3 of Designer Brands Inc.

Ladies and Gentlemen:

We have acted as special counsel to Designer Brands Inc., an Ohio corporation (the “Company”), in connection with the filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-3 to which this letter is an exhibit (the “Registration Statement”), including the prospectus that forms a part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Act”).  The Registration Statement registers under the Act, among other things, the issuance of an indeterminate amount of (a) debt securities of the Company (the “Notes”); (b) preferred shares of the Company, without par value (the “Preferred Shares”); (c) Class A common shares, without par value (the “Class A Common Shares”); (d) warrants to purchase Notes, Preferred Shares, Class A Common Shares or other securities (the “Warrants”); (e) rights to purchase Notes, Preferred Shares, Class A Common Shares or other securities (the “Rights”); and (f) units consisting of Notes, Preferred Shares, Class A Common Shares, Warrants, Rights, or any combination of one or more of such securities or other securities (the “Units” and, together with the Warrants and Rights, but excluding the Preferred Shares and the Class A Common Shares, the “Other Securities”), and is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder.  The Notes may be issued in one or more series under an indenture, to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), substantially in the form filed as Exhibit 4.2 to the Registration Statement (the “Indenture”), and any supplemental indenture that may be entered into in connection with the issuance of any series of Notes.  Any Warrants are to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into by the Company and an institution, as warrant agent, as identified in the applicable Warrant Agreement.  Any Rights are to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”), each to be entered into by the Company and an institution, as rights agent, as identified in the applicable Rights Agreement.  Any Units are to be issued pursuant to a unit certificate or other applicable agreement (each, a “Unit Agreement”), each to be entered into by the Company and an institution, as agent, as identified in the applicable Unit Agreement.

Designer Brands Inc.
May 8, 2020

The Prospectus, as supplemented in the future by various supplements to the Prospectus (each, a “Prospectus Supplement”), will provide for the issuance and sale by the Company of the Notes, Preferred Shares, Class A Common Shares or any Other Securities.

In rendering the opinions stated herein, we have examined and relied on such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate.  In rendering the opinions stated herein, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.  In addition, in rendering the opinions stated herein, we have, with your consent, assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) each natural person signing any document reviewed by us had the legal capacity to do so, (d) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (g) a Prospectus Supplement and, if applicable, a related term sheet filed as a free writing prospectus (a “term sheet”), will have been filed with the SEC describing any Notes or Other Securities offered thereby, (h) any Notes that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Notes, and any Notes, indenture or supplemental indenture to be entered into in connection with the issuance of such Notes will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the Trustee or authenticating agent, (i) any Other Securities that may be issued will be issued in a form that complies with the applicable Warrant Agreement, Rights Agreement or Unit Agreement, and any Other Securities and any applicable Warrant Agreement, Rights Agreement or Unit Agreement to be entered into in connection with the issuance of such Other Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the applicable agent named in the applicable document, (j) all Notes and Other Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable Prospectus Supplement or term sheet, (k) the definitive purchase, underwriting, agency or similar agreement with respect to any Notes or Other Securities offered (each, an “Underwriting Agreement”), the Registration Statement, the Indenture, any supplemental indenture to be entered into in connection with the issuance of any Notes, the Notes, any applicable Warrant Agreement, any applicable Rights Agreement, any applicable Unit Agreement and any other documents by which the Notes or any Other Securities are governed (collectively, the “Transaction Documents”), will have been duly authorized and validly executed and delivered by each of the parties thereto, and (l) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein.

Designer Brands Inc.
May 8, 2020

We have also, with your consent, assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the articles of incorporation, charters, bylaws, code of regulations or equivalent organizational documents of any party to such documents or the laws of the jurisdictions of organization or other applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over any party to such documents or any of their respective assets or (iii) constitute a breach or violation of any agreement or instrument that is binding on any party to the Transaction Documents.  We have also, with your consent, assumed that each party to the Transaction Documents (in the case of parties that are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents (other than, with respect to the Company, the Offered Notes (as defined below) and the Offered Other Securities (as defined below)) constitutes the valid and binding obligation of all such parties, enforceable against them in accordance with its terms.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.
With respect to any series of Notes to be offered by the Company pursuant to the Registration Statement (the “Offered Notes”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture qualifies under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement and term sheet with respect to the Offered Notes has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Notes are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Notes has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Notes in the applicable amount and related matters; (e) the Indenture and any supplemental indenture in respect of such Offered Notes have been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Notes and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Notes, so as not to violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (g) the Offered Notes have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Notes and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the Prospectus and any applicable Prospectus Supplement or term sheet, then the Offered Notes, when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Notes and the applicable duly authorized, executed and delivered valid and binding Underwriting Agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.
With respect to any Other Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Other Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement and term sheet with respect to the Offered Other Securities has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Other Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Other Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Other Securities, the consideration to be received therefor and related matters; (e) the applicable Warrant Agreement, Rights Agreement or Unit Agreement in respect of such Offered Other Securities has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Other Securities and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, Rights Agreement or Unit Agreement, so as not to violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (g) any Class A Common Shares or Preferred Shares that are a component of any Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and (h) the Offered Other Securities have been issued in a form that complies with, and have been duly executed and delivered in accordance with, the provisions of the applicable Warrant Agreement, Rights Agreement or Unit Agreement, upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the Prospectus and any applicable Prospectus Supplement or term sheet, then the Offered Other Securities, when issued and sold in accordance with the applicable Warrant Agreement, Rights Agreement or Unit Agreement and the applicable duly authorized, executed and delivered valid and binding Underwriting Agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Designer Brands Inc.
May 8, 2020

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, (f) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (g) the application of the concepts of materiality or reasonableness, and (h) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own action or inaction, to the extent the action or inaction involves fraud, negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration or (vi) limit the waiver of rights under usury laws.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes, the Other Securities or their governing documents.  Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This letter is given on the basis of the law and the facts existing as of the date hereof.  We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.  Our opinions are based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

We are members of the bar of the State of New York, and we have not considered, and we express no opinion as to the laws of any jurisdiction, and express no opinions as to any federal or state securities or “blue sky” law or regulations, other than the laws of the State of New York as in effect on the date hereof (the “Relevant Laws”).  We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of the Company or any other parties to the documents referred to herein.  Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Laws” does not include any law, rule or regulation that is applicable to the Company or the Transaction Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Designer Brands Inc.
May 8, 2020

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Ohio, we have relied upon the opinion letter, dated the date hereof, of Porter Wright Morris & Arthur, LLP, which opinion letter is being filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz